                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 2, 2002

                         CLEAN WATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number 000-27629

         Delaware                                            23-2426437
    (State or other                                        (IRS Employer
jurisdiction of incorporation)                          Identification No.)

                      624 East Tarpon Avenue
                      Tarpon Springs, Florida            34689
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (727) 942-8938

                             Nu Electric Corporation
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Following is the text of a press release issued by the Company on April 2, 2002:

TARPON SPRINGS, Fla., Apr 2, 2002
/PRNewswire-FirstCall via COMTEX/ -- Nu Electric Corporation (OTC Bulletin
Board: NRGE), an incubator for environmentally friendly technologies announced their corporate name change to Clean Water Technologies, Inc. (OTC Bulletin
Board: CWTI) The stock will start trading today under the new symbol CWTI.

"We believe that the new name better reflects our business plan," stated
President Laurie C. Scala. "All of our corporate activities now deal with water purification and safety," she concluded. CWTI owns two pollution control businesses: Clean Water Technologies, Inc. and Zorax, Inc. Clean Water deals with the removal of arsenic from drinking water; Zorax technology involves the extraction of cryptosporidium and giardia from water.

There has been no change in the number of shares outstanding, and the current management will continue with the company. Stock held by brokerage firms should reflect the new name automatically, and there is no need for shareholders to turn in their old certificates.

Safe Harbor: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Clean Water Technologies, Inc., the occurrence of which involves certain risks and uncertainties including but not limited to future
E.P.A. standards, and government regulations that could cause the company's actual results to differ materially from expected results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WATER TECHNOLOGIES, INC.

/s/ Laurie C. Scala
    Laurie C. Scala
    President

Dated:  April 2, 2002